UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2011

Great East Bottles & Drinks (China) Holdings, Inc.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-139008	59-2318378
(Commission File Number)	(IRS Employer Identification No.)

203 Hankow Center, 5 - 15 Hankow Road, Tsimshatsui, Kowloon, Hong Kong
(Address of Principal Executive Offices)

852-2192-4805
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01  Change of Control of Registrant

Pursuant to a private Stock Purchase Agreement dated January 25, 2011, between Chung A. Tsan Guy and Chan Ka Wai, Mr. Chung sold 6,099,400 shares of common stock of the Registrant to Mr. Wai for a total purchase price of $548,964 or $0.09 per share.  According to this transaction, a change of control of the company has occurred.

SIGNATURES

            In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC.

Dated: January 25, 2011	/s/ Stetson Chung
Stetson Chung
Chief Executive Officer, President and Director